Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares of Schiff Nutrition International, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: November 7, 2012

BAYER AG

By:	/s/ Jan Heinemann
	Name:	Jan Heinemann
	Title:	Bayer AG Head of Legal/M&A

BAYER CORPORATION

By:	/s/ Keith R. Abrams
	Name:	Keith R. Abrams
	Title:	Vice President, Associate General Counsel and Assistant Secretary

BAYER HEALTHCARE LLC

By:	/s/ R. Scott Meece
	Name:	R. Scott Meece
	Title:	General Counsel, Sr. Vice President and Secretary

WILLOW ROAD COMPANY

By:	/s/ William B. Dodero
	Name:	William B. Dodero
	Title:	Secretary